EXHIBIT 4.4

RFS FUNDING TRUST

AMENDED AND RESTATED TRUST AGREEMENT

among

RFS HOLDING, L.L.C.,

RFS HOLDING, INC.

and

DEUTSCHE BANK TRUST COMPANY DELAWARE,
as Trustee

Dated as of December 19, 2002
and amended and restated as of June 27, 2003

i

AMENDED AND RESTATED TRUST AGREEMENT (as amended or supplemented from time to time, this “Agreement”) dated as of December 19, 2002 and amended and restated as of June 27, 2003 between RFS HOLDING, INC., a Delaware corporation, RFS HOLDING, L.L.C., a Delaware limited liability company, and DEUTSCHE BANK TRUST COMPANY DELAWARE, a Delaware banking corporation, as Trustee.

ARTICLE I

DEFINITIONS

Section 1.1             Definitions.

“Account” means, at any time, any credit card account that is at that time an “Account” within the meaning of the Trust Receivables Purchase Agreement.

“Additional Trust Regular Interest Certificate” means a certificate representing a beneficial interest in the Trust Estate issued pursuant to a Trust Regular Interest Supplement and in such form as may be specified in the Trust Regular Interest Supplement.

“Additional Trust Regular Interest Percentage” means the percentage of Collections and Charged-Off Receivables on Transferred Receivables other than the Specified Retailer Receivables allocated to the Holder of the related Additional Trust Regular Interest Certificate under this Agreement, which percentage shall be calculated as described in the related Trust Regular Interest Supplement.

“Administration Agreement” means that certain Administration Agreement dated as of the Restatement Date, among the Administrator, the Trust and the Trustee.

“Administrator” means GE Capital, in its capacity as Administrator under the Administration Agreement, or any other Person designated as a successor Administrator.

“Advance” means the advances made to the Trust pursuant to the Funding Agreement.

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee,

guardian or other fiduciary, five percent (5%) or more of the securities having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, or (c) each of such Person’s officers, directors, joint venturers and partners.  For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Authorized Officer” means, with respect to any corporation or statutory trust, the Chairman or Vice-Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer and each other officer of such corporation or trustee of such trust specifically authorized in resolutions of the Board of Directors of such corporation or trustee of such trust to sign agreements, instruments or other documents on behalf of such corporation or statutory trust in connection with the transactions contemplated by the Transfer Agreements, the Funding Agreement and the other Related Documents.  An Authorized Officer of the Administrator shall be deemed an Authorized Officer of the Trust.

“Banana Republic Program Agreement” means that certain Amended and Restated Consumer Credit Card Program Agreement, dated as of August 29, 2000, by and among Gap, Inc. and Originator.

“Banana Republic Retailers” means Gap, Inc. d/b/a Banana Republic and its permitted assigns under the Banana Republic Program Agreement.

“Bank Receivables Sale Agreement” means that certain Bank Receivables Sale Agreement dated as of June 27, 2003, between Originator and RFS Holding, L.L.C..

“Benefit Plan” is defined in Section 3.4.

“Borrower Collateral” is defined in Section 7.1 of the Funding Agreement.

“Borrowing Base” means, as of any Payment Date (the “subject Payment Date”), the result of (a) the Borrowing Base for the prior Payment Date, minus (b) the Lender Collateral Interest Percentage of the sum of Principal Collections and the amount of Principal Receivables that became Charged-Off Receivables during the Monthly Period related to the subject Payment Date. For purposes of clause (b), “Principal Collections” for any Monthly Period shall be deemed to include the total amount of payments that RFS Holding, L.L.C. was required to make pursuant to Section 2.5 of the Trust Receivables Purchase Agreement, whether or not such payment was in fact made.  For purposes of this definition, the Borrowing Base for the June, 2003 Payment Date was $8,153,982,107.75.  The Borrowing Base shall be calculated based on the information specified in the Funding Agreement.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York, the State of Connecticut or the state of Servicer’s principal office (currently Georgia).

“Certificate” means the Owner Interest Certificate, the Note Trust Certificate or any Additional Trust Regular Interest Certificate.

“Certificate Register” and “Certificate Registrar” means the register mentioned and the registrar appointed pursuant to Section 3.4 of this Agreement.

“Charged-Off Receivable” means a Principal Receivable (or any portion thereof) arising in an Account which either (i) is 180 days past due or (ii) has otherwise been written off as uncollectible in accordance with the Credit and Collection Policies.  To avoid doubt, a Principal Receivable shall become a Charged-Off Receivable upon the earlier of the events described in clause (i) or clause (ii) to occur with respect to the related Account.

“Closing Date” means, as to any Additional Trust Regular Interest Certificate, the date on which that Certificate is issued.

“Collection Account” means that certain segregated deposit account established and maintained in accordance with the Funding Agreement and referred to as the “Collection Account” therein.

“Collections” means, for any Receivable for any period, (i) the sum of all amounts, whether in the form of cash, checks, drafts, or other instruments, received by the Originator or the Servicer in payment of, or applied to, any amount owed by an Obligor on account of such Receivable during such period, including all amounts received on account of such Receivable, all other fees and charges, (ii) Recoveries and cash proceeds of Related Security with respect to such Receivable whether or not treated as Recoveries and (iii) any in-store payments received by a Retailer, Servicer or Originator with respect to such Receivable.  Amounts paid by RFS Holding, L.L.C. pursuant to Section 2.5 of the Trust Receivables Purchase Agreement shall be deemed to be Principal Collections. Amounts paid by RFS Holding, L.L.C. pursuant to Section 2.7 or

6.1(e) of the Trust Receivables Purchase Agreement shall be deemed to be Principal Collections to the extent that they represent the purchase price of Principal Receivables and otherwise shall be deemed to be Collections of Finance Charge Receivables.  Recoveries shall be deemed to be Collections of Finance Charge Receivables.

“Confidential Information” is defined in Section 6.8.

“Contract” means the agreement and Federal Truth in Lending Statement for Originator credit card accounts between any Obligor and Originator, as such agreements may be amended, modified, or otherwise changed from time to time.

“Corporate Trust Office” means the office of the Trustee at c/o Deutsche Bank Trust Company Americas, Corporate Trust & Agency Services, 280 Park Avenue, 9th Floor, New York, NY 10017.

“Credit and Collection Policies” means, with respect to each credit card program from which Accounts are drawn, the Originator’s policies and procedures relating to the operation of such credit card program, including the policies and procedures for determining the creditworthiness of Obligors and the extension of credit to Obligors, and relating to the maintenance of credit card accounts and collection of credit card receivables, as such policies and procedures may be amended from time to time.

“Eligible Corporation” shall have the meaning set forth in Section 860L(a)(2) of the IRC.

“Enhancement” means the rights and benefits provided to the Lender Collateral Interest or the Holders of any Trust Regular Interests pursuant to an interest rate or foreign currency notional principal contract, letter of credit, insurance or other guarantee or hedge permitted by Section 86OL(c)(1)(D) of the IRC or any regulation issued thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974 and any regulations promulgated thereunder.

“Existing Trust Agreement” means this Trust Agreement as originally in effect, dated as of December 19, 2002, among GECS, Holding LLC and the Trustee.

“Finance Charge Receivables” means Receivables created in respect of periodic finance charges, late fees, returned check fees and all other similar fees and charges billed or accrued and unpaid on an Account.

“Funding Agreement” means that certain Receivables Funding Agreement dated as of June 27, 2003 between the Trust and the lender identified therein, which amends and restates that certain Third Amended and Restated Receivables Funding and Servicing Agreement dated as of September 28, 1997 and amended and restated as of July 22, 1998, as of March 22, 2001 and as of December 30, 2002, among the Trust, the Servicer, GE Capital and the lender identified therein.

“Funding Agreement Termination Date” is defined in Section 9.1.

“Gap Program Agreement” means that certain Consumer Credit Card Program Agreement, dated as of August 28, 2000, by and among Gap, Inc. and Originator.

“Gap Retailers” means Gap, Inc. and its permitted assigns under the Gap Program Agreement.

“GE Capital” means General Electric Capital Corporation, a Delaware corporation.

“GECAF Retailer” means each retailer who is from time to time a party to a dealer agreement with Originator relating to Originator’s GECAF private label credit card program.

“GECS” means General Electric Capital Services, Inc., a Delaware corporation.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grant” means to create and grant a Lien pursuant to the Funding Agreement, and other forms of the verb “to Grant” shall have correlative meanings.

“Holder” or “Certificateholder” means (a) as to the Owner Interest Certificate or any Additional Trust Regular Interest Certificate, the Person in whose name such Certificate is registered in the Certificate Register or such other Person as may be specified in an applicable Trust Regular Interest Supplement and (b) as to the Note Trust Certificate, (i) prior to the formation of the Note Trust, RFS Holding, L.L.C., (ii) upon the formation of the Note Trust but prior to the issuance of the first series of notes under the Indenture or any supplement thereto, the Note Trust and (iii) from and after the issuance of such notes, the indenture trustee under the Indenture, as registered pledgee of the Holder of the Note Trust Certificate.

“Indenture” means the Master Indenture to be entered into between the Note Trust and an indenture trustee.

“Indenture Security Agreement” means a security agreement to be entered into between the Trust and the indenture trustee under the Indenture covering the Transferred Receivables and the related assets.

“Intercreditor Agreement” means an intercreditor agreement to be entered into among the Trust, the lender under the Funding Agreement and the indenture trustee under the Indenture.

“Interest Rate Swap” means the ISDA Master Agreement, together with any schedules thereto and confirmations thereof, between the Trust and GE Capital, each dated as of March 24, 1997 and amended and restated as of June 26, 2001, and any other schedules thereto and confirmations thereof entered into thereafter, as each of the foregoing has been and may in the future be amended, modified or replaced.

“IRC” means the Internal Revenue Code of 1986, as amended.

“JCPenney Program Agreement” means that certain Consumer Credit Card Program Agreement, dated as of December 6, 1999, by and between J.C. Penney Company, Inc. and Originator.

“JCPenney Retailers” means J.C. Penney Company, Inc. and other Authorized Entities as such term is defined in the J.C. Penney Program Agreement.

“Lender Collateral Interest” means an uncertificated interest in the Trust Estate consisting of the right to receive the Lender Collateral Interest Percentage of all Collections of Transferred Receivables.

“Lender Collateral Interest Percentage” means for any Monthly Period (a) for the Specified Retailer Receivables, and for related Finance Charge Receivables and Charged-Off Receivables, 100% and (b) for all Transferred

Receivables other than Specified Retailer Receivables and the related Finance Charge Receivables and Charged-Off Receivables, the percentage equivalent of a fraction (x) the numerator of which is the Borrowing Base as of the Payment Date falling in that Monthly Period, but, for each Payment Date following the one in August 2003 after giving effect to any reduction occurring on that Payment Date minus the aggregate Outstanding Balance of the Specified Retailer Receivables as of the end of the prior Monthly Period, and (y) the denominator of which is the aggregate Outstanding Balance of all Transferred Receivables other than Specified Retailer Receivables as of the end of the prior Monthly Period..

“Lender Pay Off Amount” means, as of any Payment Date, the sum of Advances Outstanding (as defined in the Funding Agreement) and all Interest (as defined in the Funding Agreement) payable on that Payment Date (including Interest for the period between the end of the related Monthly Period and that Payment Date and additional interest to accrue thereafter on account of interest or discount on outstanding commercial paper issued to fund the Advances Outstanding (as defined in the funding Agreement)) and all other Borrower Secured Obligations (as defined in the Funding Agreement) accrued through that Payment Date.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

“Lowe’s Retailers” means each of Lowe’s Companies, Inc., Lowe’s Home Centers, Inc., The Contractor Yard, Inc., Lowe’s HIW, Inc. and certain of their affiliates.

“Montgomery Ward” means Montgomery Ward & Co., Incorporated.

“Monthly Period” means each period beginning on the 22nd day of one calendar month and ending on the 21st day of the next calendar month; except that the Monthly Period that ends in July 2003 shall begin on June 19, 2003 and shall end on July 21, 2003.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Note” means the note issued by a predecessor to the Trust pursuant to the Funding Agreement and any replacement note.

“Noteholder” means the Holder of the Lender Collateral Interest.

“Note Trust” means GE Capital Credit Card Master Note Trust, a Delaware statutory trust.

“Note Trust Certificate” means the certificate in the form of Exhibit B to this Agreement, evidencing the beneficial interest of the Note Trust in the Trust Estate.

“Note Trust Percentage” means the percentage of Collections and Charged-Off Receivables on Transferred Receivables other than the Specified Retailer Receivables allocated to the Note Trust under this Agreement, which percentage is equal to 100% minus the sum of the Lender Collateral Interest Percentage for Transferred Receivables other than Specified Retailer Receivables and the aggregate amount of Additional Trust Regular Interest Percentages.

“Obligor” means, with respect to any Receivable, any Person obligated to make payments in respect thereof.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

“Old Navy Program Agreement” means that certain Consumer Credit Card Program Agreement, dated as of August 28, 2000, by and among Gap, Inc. and Originator.

“Old Navy Retailers” means Gap, Inc. d/b/a Old Navy and its permitted assigns under the Old Navy Program Agreement.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion.

“Originator” means Monogram Credit Card Bank of Georgia, a bank organized under the laws of the State of Georgia.

“Originator Performance Guaranty” means that certain Originator Performance Guaranty dated as of June 27, 2003, by GE Capital, as Originator Performance Guarantor.

“Outstanding” means, as of the date of determination, all Certificates theretofore authenticated and delivered under this Agreement except:

(i)            Certificates theretofore canceled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation;

(ii)           Certificates or portions thereof the payment for which funds in the necessary amount have been theretofore deposited with the Trustee in trust for the Certificateholders (provided, however, that if such Certificates are to be redeemed, notice of such redemption has been duly given pursuant to this Agreement); and

(iii)          Certificates in exchange for or in lieu of other Certificates that have been authenticated and delivered pursuant to this Agreement unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser;

provided, that in determining whether the Certificateholders of the requisite portion of the Outstanding Ownership Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Related Document, Certificates owned by RFS Holding, L.L.C. or any Affiliate thereof shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the Pledgee’s right so to act with respect to such Certificates and that the pledgee is not the Trust or any Affiliate thereof.

“Outstanding Balance” means, with respect to any Principal Receivable: (a) as of the Transfer Date for that Principal Receivable, the outstanding amount of such Principal Receivable as reflected on the Servicer’s books and records (less any portion of such outstanding amount that is recharacterized as a Finance Charge Receivable pursuant to Section 2.8 of the Trust Receivables Purchase Agreement) and (b) thereafter, the amount referred to in clause (a) minus Collections with respect to that Principal Receivable that are allocable to a reduction of the Outstanding Balance thereof minus any subsequent discounts to or any other modifications that reduce such Outstanding Balance; provided, that the Outstanding Balance of a Charged-Off Receivable shall equal zero.

“Outstanding Ownership Amount” means the aggregate Ownership Amount of all Certificates Outstanding at the date of determination.

“Owner Interest Certificate” means the certificate in the form of Exhibit A to this Agreement evidencing the residual beneficial interest in the Trust Estate, other than the Lender Collateral Interest and the beneficial interests evidenced by the Note Trust Certificate and any Additional Trust Regular Interest Certificates.

“Ownership Amount” means (a) as to the Owner Interest Certificate, zero, (b) as to the Note Trust Certificate, the excess, if any, of the aggregate Outstanding Balance of all Principal Receivables owned by the Trust other than Principal Receivables that are Specified Retailer Receivables, over the sum of (i) the Lender Collateral Interest Percentage of the Principal Receivables other than the Specified Retailer Receivables and (ii) the Ownership Amount of each Outstanding Additional Trust Regular Interest Certificate and (c) as to any Additional Trust Regular Interest Certificate, the amount specified in the related Trust Regular Interest Supplement.

“Payment Date” means, except as otherwise specified in any supplement to the Indenture, the 15th day of each calendar month, or if the 15th day is not a Business Day, the next Business Day.

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

“Principal Collections” means that portion of Collections attributable to Principal Receivables (after giving effect to any recharacterization of Collections of Principal Receivables as Collections of Finance Charge Receivables pursuant to Section 2.8 of the Trust Receivables Purchase Agreement).  Amounts paid by RFS Holding, L.L.C. pursuant to Section 2.5 of the Trust Receivables Purchase Agreement shall be deemed to be Principal Collections. Amounts paid by RFS Holding, L.L.C. pursuant to Section 6.1(e) of the Trust Receivables Purchase Agreement shall be deemed to be Principal Collections to the extent that they represent the purchase price of Principal Receivables.

“Principal Receivable” means each Receivable, other than a Finance Charge Receivable.

“Principal Terms” means, with respect to any Additional Trust Regular Interest Certificate: (a) its name or designation; (b) its initial principal amount (or method for calculating such amount) and its Ownership Amount in the Trust; and (c) any other terms of such Additional Trust Regular Interest Certificate.

“Prior Transfer Agreement” means that certain Third Amended and Restated Receivables Transfer Agreement dated as of September 25, 1997 and amended and restated as of July 22, 1998, as of March 22, 2001, and as of December 30, 2002, among the Originator and the Trust.

“Proceeding” is defined in Section 6.3.

“Rating Agency” means, at any time:  (a) with respect to the Lender Collateral Interest, Moody’s and S&P; (b) with respect to the Note Trust Certificate, each nationally recognized statistical rating organization that maintains a credit rating on any outstanding securities issued by the Note Trust; and (c) with respect to any Additional Trust Regular Interest Certificate, each nationally recognized statistical rating organization specified in the related Trust Regular Interest Supplement.

“Rating Agency Condition” means, with respect to any action, that: (a) with respect to the Lender Collateral Interest, each Rating Agency has confirmed that such action will not result in a withdrawal or downgrade of the rating of any asset-backed commercial paper issued to fund or maintain the Advances; (b) with respect to the Note Trust Certificate, each Rating Agency has confirmed that such action will not result in a withdrawal or downgrade of the rating of any class of securities issued by the Note Trust; and (c) with respect to any Additional Trust Regular Interest Certificate, such confirmations from each applicable Rating Agency as are specified in the related Trust Regular Interest Supplement.

“Receivable” means any amount owing by an Obligor under an Account from time to time, including amounts owing for Principal Receivables and Finance Charge Receivables.

“Records” means all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by any Originator, the Servicer, any Sub-Servicer or the Borrower with respect to the Receivables and the Obligors thereunder, and the Borrower Collateral (as defined in the Funding Agreement) pledged by the Trust under the Funding Agreement.

“Recoveries” means proceeds from the sale or other disposition of Charged-Off Receivables pursuant to Section 2.7(c) of the Trust Receivables Purchase Agreement.

“Related Documents” means the Funding Agreement, the Trust Receivables Purchase Agreement, the Note, the Interest Rate Swap, this Agreement, the Administration Agreement, the Contribution Agreement, the RFS Holding, Inc. Letter of Credit, the Servicing Agreement, the Servicer Performance Guaranty, the Originator Performance Guaranty, the Indenture, the Indenture Security Agreement, the Intercreditor Agreement and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Person, or any employee of any Person, and delivered in connection with any of the foregoing or the transactions contemplated thereby.

“Related Security” means with respect to any Receivable: (a) all of the Originator’s interest, if any, in the goods, merchandise (including returned merchandise) or equipment, if any, the sale of which gave rise to such Receivable; (b) all guarantees, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and (c) all Records relating to such Receivable.

“Required Note Trust Ownership Amount”  means, at any time:  (a) prior to the issuance of the first series of notes under the Indenture or any supplement thereto, zero; and (b) thereafter, an amount equal to the sum of the Collateral Amounts (as defined in the Indenture) for each outstanding series of notes and the Minimum Free Equity Amount (as defined in the Indenture).

“Required Parties” means, with respect to any matter as to which this Agreement states that the Trustee shall or may be instructed by the “Required Parties”:

(a)           if the Lender Collateral Interest is affected by such matter, the “Lender” under (and as defined in) the Funding Agreement;

(b)           if the interests of the Holder of the Note Trust Certificate are affected by such matter, the indenture trustee under the Indenture; and

(c)           if the interests of the Holder of any other Trust Regular Interest Certificate are affected by such matter, such Holder or such other

Person (other than GECS or any of its Affiliates) as may be designated in the applicable Trust Regular Interest Supplement.

For purposes of the foregoing, each of the Lender Collateral Interest, the interests of the Holder of the Note Trust Certificate and the interests of the Holder of any other Trust Regular Interest Certificate shall be presumed to be affected by any matter as to which this Agreement states that the Trustee shall or may be instructed by the Required Parties (x) if the applicable Required Party has notified the Trustee that in the judgment of such Required Party, the applicable interests are affected and (y) in the absence of such notice, unless (in the case of this clause (y)) the Holder of the Owner Interest Certificate or the applicable Required Party has delivered an Officer’s Certificate to the Trustee to the effect that any such interests are not affected by such matter.

“Responsible Officer” means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Assistant Vice President, Secretary or Assistant Secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restatement Date” means June 27, 2003.

“Retailer” means the Banana Republic Retailers; the Gap Retailers; the GECAF Retailers; Home Depot U.S.A., Inc.; the JCPenney Retailers; the Lowe’s Retailers; Montgomery Ward; the Old Navy Retailers; the Sam’s Club Retailers; the Wal-Mart Retailers; and from time to time, any “Additional Retailer” designated pursuant to (and as defined in) the Trust Receivables Purchase Agreement.  It is understood and agreed that additional retailers who from time to time become GECAF Retailers shall automatically be treated as Retailers with respect to the Originator’s GECAF program without the necessity of complying with the terms of the Trust Receivables Purchase Agreement.

“RFS FASIT” means the Borrower Collateral (other than amounts paid to the Borrower pursuant to Sections 6.3(a)(viii), 6.3(a)(x), 6.3(b)(vii) or 6.3(b)(ix) of the Funding Agreement) designated as a FASIT within the meaning of Section 860L of the IRC.

“RFSHI Letter of Credit” is defined in the RFS Holding, Inc. Letter of Credit Agreement.

“RFSHI Letter of Credit Agreement” means that certain RFS Holding, Inc. Letter of Credit Agreement dated as of June 27, 2003 among RFS Holding, Inc., the Borrower and the lender under the Funding Agreement.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor thereto.

“Sam’s Club Program Agreement” means that certain Third Amended and Restated Consumer Credit Card Program Agreement, dated as of February 1, 1999, by and among Wal-Mart Stores, Inc., Sam’s West, Inc., Sam’s East, Inc. and Originator.

“Sam’s Club Retailers” means Sam’s West, Inc., a Delaware corporation, Sam’s East, Inc., a Delaware corporation, and their respective successors and permitted assigns under the Sam’s Club Program Agreement.

“Series Certificate” is defined in Section 5.1(d).

“Servicer” means the Originator, in its capacity as the Servicer under the Funding Agreement, or any other Person designated as a successor servicer pursuant to the Servicing Agreement.

“Servicer Performance Guaranty” means that certain Servicer Performance Guaranty dated as of June 27, 2003, by GE Capital, as Servicer Performance Guarantor.

“Servicing Agreement” means that certain Servicing Agreement dated as of June 27, 2003, among Originator, as Servicer, the Trust, and, upon its accession as provided therein, the Note Trust.

“Specified Retailer Receivables means the Transferred Receivables arising in the Originator’s programs for Home Depot U.S.A., Inc. and Montgomery Ward.  Transferred Receivables arising in the Originator’s program for Montgomery Ward that have been transferred to the Originator’s program for the Wal-Mart Retailers shall not be considered Specified Retailer Receivables.

“Sub-Servicer” means any Person with whom the Servicer enters into a Sub Servicing Agreement.

“Sub-Servicing Agreement” means any written contract entered into between the Servicer and any Sub-Servicer pursuant to and in accordance with the Servicing Agreement.

“Tax Opinion” means, with respect to any action, an Opinion of Counsel to the effect that, for federal income tax purposes, (a) such action will not cause the Trust to be classified, for federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation and (b) such action will not cause or constitute an event in which gain or loss would be recognized by any Holder.

“Transfer Agreements” means the Prior Transfer Agreement and the Trust Receivables Purchase Agreement.

“Transferred Receivable” means any Receivable acquired by the Trust pursuant to the Prior Transfer Agreement, any predecessor agreement or the Trust Receivables Purchase Agreement, as applicable, but excluding any such Receivable that has subsequently been repurchased pursuant to either such Agreement or purchased by the Servicer pursuant to the Servicing Agreement.

“Trust” means RFS Funding Trust, the Delaware statutory trust created by this Agreement.

“Trust Accounts” means each of the Collection Account and any other account designated as a “Trust Account” in any Trust Regular Interest Supplement.

“Trust Estate” means all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Trust Receivables Purchase Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Trustee and the Trust pursuant to the Transfer Agreements and the Administration Agreement.

“Trust Receivables Purchase Agreement” means that certain Receivables Purchase and Contribution Agreement dated as of June 27, 2003, between RFS Holding, L.L.C. and the Trust.

“Trust Regular Interest Certificate” means the Note Trust Certificate and each Additional Trust Regular Interest Certificate.

“Trust Regular Interest Supplement” means a supplement to this Agreement.

“Trust Regular Interests” means (i) the beneficial interest in the Trust Estate evidenced by the Note Trust Certificate and (ii) any additional regular interests in the RFS FASIT created pursuant to any Trust Regular Interest Supplement and represented by Additional Trust Regular Interest Certificates.

“Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code, §3801 et.  seq., as the same may be amended from time to time.

“Trustee” means Deutsche Bank Trust Company Delaware, not in its individual capacity but solely as trustee pursuant to this Agreement.

“UCC” means, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

“Wal-Mart Program Agreement” means that certain Consumer Credit Card Program Agreement dated as of August 26, 1999, by and between Wal-Mart Stores, Inc. and Originator.

“Wal-Mart Retailers” means “Retailer” as such term is defined in the Wal-Mart Program Agreement.

Section 1.2             Other Interpretive Matters.  All terms defined directly or by incorporation in this Agreement shall have the defined meanings when used in any document delivered pursuant thereto unless otherwise defined therein.  For purposes of this Agreement, unless the context otherwise requires:  (a) accounting terms not otherwise defined herein and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; and unless otherwise provided, references to any month, quarter or year refer to a fiscal month, quarter or year as determined in accordance with the GE Capital fiscal calendar; (b) unless defined in this Agreement or the context otherwise requires, capitalized terms used in this Agreement which are defined in the UCC shall have the meaning given such term in the UCC; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (h) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person’s successors and assigns; and (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II

ORGANIZATION

Section 2.1             Name.  The Trust created hereby shall be known as “RFS Funding Trust”, in which name the Trustee shall conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.  The Trust is being formed by the conversion of RFS Funding Incorporated, a Delaware corporation, into a statutory trust.  To evidence and effect such conversion and formation, Trustee is authorized and empowered to file the Certificate of Trust and a Certificate of Conversion to Statutory Trust, in the form set out in Exhibit D, with the Delaware Secretary of State.

Section 2.2             Office.  The office of the Trust shall be in care of the Trustee at the Corporate Trust Office or at such other address as the Trustee may designate by written notice to the Certificateholders and RFS Holding, Inc.

Section 2.3             Purposes and Powers.  The purpose of the Trust is, and the Trust shall have the power and authority to, engage in the following activities:

(a)           to borrow Advances pursuant to the Funding Agreement and issue the Owner Interest Certificate and the Note Trust Certificate pursuant to this Agreement and to issue Additional Trust Regular Interest Certificates in one or more transactions;

(b)           to purchase the Receivables pursuant to the Trust Receivables Purchase Agreement;

(c)           to Grant the Lender Collateral Interest pursuant to the Funding Agreement and to hold, service and distribute (i) to the Note Trust the Note Trust Percentage of the Trust Estate and (ii) the Holder of any Additional Trust Regular Interest Certificate the applicable Additional Trust Regular Interest Percentage of the Trust Estate;

(d)           to enter into and perform its obligations under the Related Documents to which it is to be a party;

(e)           to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(f)            subject to compliance with the Related Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Certificateholders and payments to the Noteholder.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by this Agreement or the Related Documents.

Section 2.4             Appointment of Trustee.  RFS Holding, Inc. hereby appoints the Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Trust Statute.

Section 2.5             Organizational Expenses.  RFS Holding, Inc. shall, upon the request of the Trustee, promptly reimburse the Trustee for any organizational expenses of the Trust paid by the Trustee.  RFS Holding, Inc. may also take steps necessary, including the execution and filing of any necessary filings, to ensure that the Trust is in compliance with any applicable state securities law.

Section 2.6             Declaration of Trust.  The Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Related Documents.  It is the intention of the parties hereto that the Trust constitute a statutory trust under the Trust Statute and that this Agreement constitute the governing instrument of such statutory trust.

Section 2.7             Liability of the Certificateholders.  Except as provided in any Related Document, no Certificateholder shall have any personal liability for any liability or obligation of the Trust.

Section 2.8             Title to Trust Property.  Subject to the Lien Granted to the Lender Collateral Interest pursuant to the Funding Agreement, legal title to all the Trust Estate shall be vested at all times in the Trust as a separate legal entity, except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Trustee, a co-trustee and/or a separate trustee, as the case may be.

Section 2.9             Situs of Trust.  The Trust will be located and administered in the State of Connecticut.

Section 2.10           Representations and Warranties of RFS Holding, Inc..  RFS Holding, Inc. hereby represents and warrants to the Trustee that:

(a)     RFS Holding, Inc. is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)     RFS Holding, Inc. is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

(c)     RFS Holding, Inc. has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by RFS Holding, Inc. by all necessary corporate or other action.

(d)     The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of RFS Holding, Inc., or any indenture, agreement or other instrument to which RFS Holding, Inc. is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Related Documents); or violate any law or, to the best of RFS Holding, Inc.’s knowledge, any order, rule or regulation applicable to RFS Holding, Inc. of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over RFS Holding, Inc. or its properties.

(e)     RFS Holding, Inc. has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of RFS Holding, Inc., enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

ARTICLE III

CERTIFICATES AND TRANSFER OF INTERESTS

Section 3.1             Initial Ownership.  Upon the execution of the Existing Trust Agreement and the filing of the Certificate of Conversion to Statutory Trust and Certificate of Trust as required under §3820 of the Trust Statute, GECS was the sole beneficial owner of the Trust.  The Trustee executed the Owner Interest Certificate on behalf of the Trust, authenticated the same and upon delivery of the Owner Interest Certificate to RFS Holding, L.L.C., GECS ceased to be the beneficial owner of the Trust and until the issuance of the Note Trust Certificate, RFS Holding, L.L.C. was the sole beneficiary of the Trust.  It was the intent of GECS that the delivery of the Owner Interest Certificate was a contribution of capital from GECS to RFS Holding, L.L.C..  Immediately prior to the amendment and restatement of the Existing Trust Agreement, GECS has assigned all of its rights and obligations under the Existing Trust Agreement to RFS Holding, Inc., RFS Holding, Inc. has accepted such rights and responsibilities, and GECS has been released from all of its obligations under the Existing Trust Agreement.

So long as a FASIT election has been made and is in effect for the RFS FASIT, RFS Holding, L.L.C. agrees that it shall not transfer the Owner Interest Certificate in a manner that would result in the Owner Interest Certificate of the RFS FASIT being held other than by an Eligible Corporation.

Section 3.2             The Certificates.  The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Trustee.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be, when authenticated pursuant to Section 3.3, validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

Section 3.3             Authentication of Certificates.  On written instruction from the Holder of the Owner Interest Certificate, the Trustee shall cause the Note Trust Certificate to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Holder of the Owner Interest Certificate, signed by its principal executive officer or any vice president, without further corporate or other action by any Person.  On written instruction from the Holder of the Owner Interest Certificate in connection with the execution of any Trust Regular Interest Supplement, and subject to compliance with Section 3.9, the Trustee shall cause Additional Trust Regular Interest Certificates in an aggregate amount specified therein to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Holder of the Owner Interest Certificate, signed by its principal executive officer or any vice president, without further corporate or other action by any Person, in authorized denominations.  No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit E, executed by the Trustee by the manual signature of one of its authorized signatories; such certificate of authentication shall constitute conclusive evidence, and the only evidence, that such Certificate shall have been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.  No further Certificates shall be issued except pursuant to Section 3.4, 3.5 or 3.9.

Section 3.4             Registration of Transfer and Exchange of Certificates.  The Trust shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a register (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Trust shall provide for the registration of Certificates and of transfers and exchanges of Certificates.  The Trustee shall be the “Certificate Registrar” for the purpose of registering Certificates and the transfers of Certificates as herein provided.  Upon any resignation of any Certificate Registrar, RFS Holding, Inc. shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of the Certificate Registrar.  Any transfer of the Owner Interest Certificate is subject to the terms of Section 16.1(d) of the Funding Agreement.

Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.8, if the requirements of Section 8-401(a) of the UCC are met, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Ownership Amount.

At the option of a Holder, Certificates may be exchanged for other Certificates of authorized denominations, of a like aggregate Ownership Amount, upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.8.  Whenever any Certificates are so surrendered for exchange, if the requirements of Section 8-401(a) of the UCC are met, the Trustee shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive.

All Certificates issued upon any registration of transfer or exchange of Certificates shall be entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Certificateholder for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

The Owner Interest Certificate and, except as otherwise provided in the applicable Trust Regular Interest Supplement, each Additional Trust Regular Interest Certificate, and any beneficial interest in such Certificates may not be acquired by: (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (each a “Benefit Plan”).  Except as otherwise provided in any applicable Trust Regular Interest Supplement, by accepting and holding an Additional Trust Regular Interest Certificate or an interest therein, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.  The Trustee shall have no obligation to determine whether or not a Holder of a Certificate is or is not a Benefit Plan.  Any Holder of an Additional Trust Regular Interest Certificate or an interest therein shall, and does hereby agree to, indemnify the Trust, RFS Holding, Inc., the Administrator, the Trustee and the Certificate Registrar against any liability that may result if its acquisition is not made in accordance with the restrictions on transfer stated herein.

Section 3.5             Mutilated, Destroyed, Lost or Stolen Certificates.  If: (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate (provided, that the Trustee shall not be required to verify the evidence provided to it), and (b) there shall be delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a replacement Certificate of like tenor and denomination.

In connection with the issuance of any replacement Certificate under this Section, the Trustee and the Certificate Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Any replacement Certificate issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Certificate shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the mutilated, lost, stolen or destroyed Certificate shall be found at any time, and shall be entitled to all the benefits of this Agreement.

Section 3.6             Persons Deemed Certificateholders.  Prior to due presentation of a Certificate for registration of transfer of any Certificate, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered in the Certificate Register (as of the day of determination) as the owner of such Certificate for all purposes, and neither the Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

Section 3.7             Access to List of Certificateholders’ Names and Addresses.  The Certificate Registrar shall furnish or cause to be furnished to the Servicer and RFS Holding, Inc., within 15 days after receipt by the Certificate Registrar of a request therefor from the Servicer or RFS Holding, Inc. in writing, a list, in such form as the Servicer or RFS Holding, Inc. may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date.  If three or more Certificateholders or one or more Holder(s) of Certificates evidencing not less than 25% of the Outstanding Ownership Amount apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application shall be accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall cause the Certificate Registrar to, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders.  Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of RFS Holding, Inc., the Certificate Registrar or the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 3.8             Maintenance of Office or Agency.  The Trustee shall maintain an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and the Related Documents may be served.  The Trustee initially designated Deutsche Bank Trust Company Delaware, c/o Deutsche Bank Trust Company Americas, Corporate Trust & Agency Services, 60 Wall Street, MS NYC60-2515, New York, NY 10005, as its principal corporate trust office for such purposes.  The Trustee shall give prompt written notice to RFS Holding, Inc. and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

Section 3.9             Issuances of Additional Trust Regular Interest Certificates.  (a) The Holder of the Owner Interest Certificate may from time to time direct the Trustee, on behalf of the Trust, to execute, authenticate and deliver one or more new Additional Trust Regular Interest Certificates in accordance with Section 3.3.  All Outstanding Certificates shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the applicable Trust Regular Interest Supplement except as provided in the related Trust Regular Interest Supplement.

(b)           On or before the Closing Date for any new Additional Trust Regular Interest Certificate, the parties hereto will execute and deliver a Supplement specifying the Principal Terms of the new Additional Trust Regular Interest Certificate.  Such Trust Regular Interest Supplement may modify or amend the terms of this Agreement solely as applied to the new Additional Trust Regular Interest Certificate and may grant the Holders of that Additional Trust Regular Interest Certificate, or an agent or other representative of such Holders, notice and consultation rights with respect to any rights or actions of Trustee.  Trustee’s obligation to authenticate the new Additional Trust Regular Interest Certificate and to execute and deliver the related Trust Regular Interest Supplement is subject to the satisfaction of the following conditions:

(i)            on or before the fifth Business Day immediately preceding the Closing Date, the Holder of the Owner Interest Certificate shall have given Trustee, Servicer and each Rating Agency notice of such issuance and the Closing Date;

(ii)           the Holder of the Owner Interest Certificate shall have delivered to Trustee the related Trust Regular Interest Supplement, executed by each party hereto other than Trustee and a written order in accordance with Section 3.3;

(iii)          the Rating Agency Condition shall have been satisfied with respect to such issuance; and

(iv)          the Holder of the Owner Interest Certificate shall have delivered to Trustee and each Rating Agency a Tax Opinion, dated the Closing Date, with respect to such issuance.

Upon satisfaction of the above conditions, Trustee shall execute the Trust Regular Interest Supplement and execute, authenticate and deliver the Additional Trust Regular Interest Certificate.

Section 3.10           Additional Advances.  The Holder of the Owner Interest Certificate may from time to time direct the Trustee, on behalf of the Trust, to obtain additional Advances in accordance with the Funding Agreement, so long as the Holder of the Owner Interest Certificate has notified the Trustee that after giving effect to such Advance the Note Trust Ownership Amount will not be less than the Required Note Trust Ownership Amount.  All Advances shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the Funding Agreement.

Section 3.11           Clean-Up Call Relating to Lender Collateral Interest.  On any Payment Date after the Borrowing Base has declined to $1,050,000,000 (which equals 10% of the highest ever outstanding amount of Advances) or less, RFS Holding, L.L.C. may reduce the Lender Collateral Interest to zero by depositing into the Collection Account an amount equal to the greater of (i) the Lender Collateral Interest Percentage of all Principal Receivables and Finance Charge Receivables outstanding at the end of the related Monthly Period and (ii) the Lender Pay Off Amount.

ARTICLE IV

ACTIONS BY TRUSTEE

Section 4.1             Prior Notice to Holder of Owner Interest Certificate with Respect to Certain Matters.  With respect to the following matters, the Trustee shall not take action unless, at least 30 days before the taking of such action, the Trustee shall have notified the Holder of the Owner Interest Certificate in writing of the proposed action and the Holder of the Owner Interest Certificate shall not have notified the Trustee in writing prior to the 30th day after such notice is given that the Holder of the Owner Interest Certificate have withheld consent or shall not have provided alternative direction:

(a)           the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Receivables) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of Receivables);

(b)           the election by the Trust to file an amendment to the Certificate of Trust;

(c)           the amendment of the Funding Agreement;

(d)           the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner, or add any provision, that would not materially adversely affect the interests of the Certificateholders as evidenced by an officer’s certificate delivered by the Administrator; or

(e)           the appointment pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Certificate Registrar of its obligations under this Agreement.

Section 4.2             Action by Holder of Owner Interest Certificate with Respect to Certain Matters.  The Trustee shall not have the power, except upon the direction of the Holder of the Owner Interest Certificate, except as expressly provided in the Related Documents, to sell the Receivables after the termination of the Funding Agreement and the reduction to zero of the Ownership Amounts of all Trust Regular Interests.  The Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Holder of the Owner Interest Certificate.

Section 4.3             Action by Certificateholders with Respect to Bankruptcy.  The Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders and the delivery to the Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.

Section 4.4             Restrictions on Certificateholders’ Power.  The Certificateholders shall not direct the Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Trustee under this Agreement or any of the Related Documents or would be contrary to Section 2.3, nor shall the Trustee be obligated to follow any such direction, if given.

Section 4.5             Resignation of Servicer.  Neither the Trust nor the Trustee shall consent to the appointment of a Successor Servicer under Section 6.1(a) of Servicing Agreement without the prior written instruction of Required Parties.

ARTICLE V

RIGHTS OF HOLDERS; ALLOCATIONS

Section 5.1             Rights of Holders.  (a) The Lender Collateral Interest has been pledged pursuant to the Funding Agreement, and all Collections and Charged-Off Receivables allocated to the Lender Collateral Interest shall be dealt with as provided in the Funding Agreement.  The applicable Lender Collateral Interest Percentage of all Collections and Charged-Off Receivables shall be allocated to the Lender Collateral Interest.

(b)           Trust Regular Interest Certificates shall represent fractional undivided interests in the Trust, which, with respect to the related Trust Regular Interests, shall consist of the right to receive or be allocated the Note Trust Percentage or applicable Additional Trust Regular Interest Percentage of Collections and Charged-Off Receivables with respect to the Transferred Receivables other than the Specified Receivables and funds available under any applicable Enhancement.

(c)           Unless otherwise specified in the Trust Regular Interest Supplements with respect to each affected Trust Regular Interest, no Trust Regular Interest Certificates shall represent any interest in any Trust Account or Enhancement for the benefit of the Lender Collateral Interest or any other Trust Regular Interest.  The Holder of the Owner Interest Certificate shall own the remaining interest in the Trust Estate not allocated pursuant to this Agreement or any Trust Regular Interest Supplement to any Trust Regular Interest, including the right to receive or be allocated Collections and Charged-Off Receivables with respect to Transferred Receivables and other amounts at the times and in the amounts specified in this Agreement, the Funding Agreement or any Trust Regular Interest Supplement to be paid on account of the Owner Interest Certificate; provided that the Owner Interest Certificate shall not represent any interest in any Trust Account or any Enhancement, except as specifically provided in the Funding Agreement or any Trust Regular Interest Supplement.

(d)           It is contemplated that RFS Holding, L.L.C. will assign the Note Trust Certificate to the Note Trust and that the Note Trust will pledge the Note Trust Certificate to the Indenture Trustee, as collateral for one or more series of notes to be issued by the Note Trust pursuant to the Indenture and one or more indenture supplements. The portion of the Note Trust Certificate primarily securing each series of notes shall be deemed to be a separate certificate (each, a “Series Certificate”).  This Section 5.1(d) is not intended to modify the amount of Collections and Charged-Off Receivables otherwise allocated to the Note Trust Certificate pursuant to this Agreement, but portions of the Collections and Charged-Off Receivables so allocated shall be deemed to be allocated to each Series Certificate, such portions to equal the portions of such Collections and Charged-Off Receivables actually allocated to the related series of notes issued pursuant to the Indenture. Unless and until the Trust has been terminated: (i) a new Series Certificate shall be deemed to be issued upon the issuance of each series of notes and shall have the same designation (e.g., Series 2003-1) as such series of notes; (ii) the amounts payable as interest and principal on such Series Certificate shall equal the aggregate of the amounts payable on the related series of notes and shall be payable at the times and in the amounts specified in the indenture supplement for such series of notes; and (iii) all amounts available and applied as credit enhancement with respect to such series of notes shall be deemed to be available and applied as credit enhancement with respect to such Series Certificate.

Section 5.2             Foreclosure Rights.  Pursuant to the Funding Agreement, the Trust has granted one or more parties the right, upon the occurrence of specified adverse events, to foreclose upon and sell a portion of the Transferred Receivables, and related Finance Charge Receivables, not to exceed the Specified Retailer Receivables and the Lender Collateral Interest Percentage of all other Transferred Receivables and all Finance Charge Receivables relating to both.  Pursuant to the Indenture Security Agreement, the Indenture and one or more indenture supplements, the Note Trust may similarly grant to the indenture trustee under the Indenture the right, upon the occurrence of specified events of default, to foreclose upon and sell various portions of the Transferred Receivables (other than Specified Retailer Receivables), and related Finance Charge Receivables, not to exceed, in the aggregate, Principal Receivables in an amount equal to the “Collateral Amount” (as defined in an applicable supplement to the Indenture) and related Finance Charge Receivables.  The Trustee shall cooperate with the indenture trustee under the Indenture in the exercise of any such right.

ARTICLE VI

AUTHORITY AND DUTIES OF TRUSTEE

Section 6.1             General Authority.  The Trustee is authorized and directed to execute and deliver the Related Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Related Documents to which the Trust is to be a party, in each case in such form as the Holder of the Owner Interest Certificate shall approve as evidenced conclusively by the Trustee’s execution thereof.  In addition to the foregoing, the Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Related Documents.  Except as otherwise provided below, the Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Related Documents.

Section 6.2             General Duties.  It shall be the duty of the Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to this Agreement and the Related Documents to which the Trust is a party and to administer the Trust in the interest of the Certificateholders, subject to the Related Documents and in accordance with this Agreement.  Notwithstanding the foregoing, the Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Related Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Trustee hereunder or under any Related Document, and the Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.  Trustee shall have no power to vary the corpus of the Trust, except as expressly provided in the Related Documents.

Section 6.3             Action upon Instruction.

(a)     The Required Parties shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to Trustee (a “Proceeding”), or exercising any trust or power conferred on Trustee relating to such Proceeding.  The Trustee shall not, however, be required to take any action hereunder or under any Related Document if the Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Trustee or is contrary to the terms hereof or of any Related Document or is otherwise contrary to law.

(b)     Whenever Trustee is unable to decide between alternative courses of action permitted or required by this Agreement or any Related Document, Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Holder of the Owner Interest Certificate and, if Trustee has actual knowledge that any Proceeding is pending or has received notice from any Required Party that a Proceeding is contemplated or is pending, each Required Party requesting instruction as to the course of action to be adopted, and to the extent Trustee acts in good faith in accordance with any written instruction received (i) from the Required Parties or (ii) if Trustee does not have actual knowledge that a Proceeding is pending and has not received notice from any Required Party that a Proceeding is contemplated or pending, or otherwise if no instruction has been received from the Required Parties, from the Holder of the Owner Interest Certificate.  Trustee shall not be liable on account of such action to any Person.  If Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

(c)     In the event that Trustee is unsure as to the application of any provision of this Agreement or any Related Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by Trustee or is silent or is incomplete as to the course of action that Trustee is required to take with respect to a particular set of facts, Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Holder of the Owner Interest Certificate, and, if Trustee has actual knowledge that any Proceeding is pending or has received notice from any Required Party that a Proceeding is contemplated or pending, each Required Party requesting instruction and, to the extent that Trustee acts or refrains from acting in good faith in accordance with any such instruction received (i) from the Required Parties or (ii) if Trustee does not have actual knowledge that a Proceeding is pending and has not received notice from any Required Party that a Proceeding is contemplated or pending, or otherwise if no instruction has been received from the Required Parties, from the Holder of the Owner Interest Certificate, Trustee shall not be liable, on account of such action or inaction, to any Person.  If Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

Section 6.4             No Duties Except as Specified in this Agreement or in Instructions.  The Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trustee is a party, except as expressly provided by this Agreement or in any document or written instruction received by the Trustee pursuant to Section 6.1 or 6.3, and no implied duties or obligations shall be read into this Agreement or any Related Document against the Trustee.  The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or Lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Related Document.  Notwithstanding anything to the contrary herein or in any Related Document, the Trustee shall not be required to execute, deliver or certify on behalf of the Trust or any other Person any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002, if applicable.

Section 6.5             No Action Except Under Specified Documents or Instructions.  The Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except: (i) in accordance with the powers granted to and the authority conferred upon the Trustee pursuant to this Agreement, (ii) in accordance with the Related Documents and (iii) in accordance with any document or instruction delivered to the Trustee pursuant to Section 6.1 or 6.3.

Section 6.6             Restrictions.  The Trustee shall not take any action:  (a) that is inconsistent with the purposes of the Trust set forth in Section 2.3 or (b) that, to the actual knowledge of the Trustee, would result in the Trust becoming taxable as a corporation for Federal income tax purposes.  The Certificateholders shall not direct the Trustee to take action that would violate this Section.

Section 6.7             Trust May Enforce Claims Without Possession of Certificates.  All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trust without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trust shall be brought in the name of the Trust.  Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been obtained.

Section 6.8             Confidentiality.  Information provided by RFS Holding, Inc. or RFS Holding, L.L.C. to Trustee related to the transaction effected hereunder, including all information related to the Obligors with respect to the Receivables, and any computer software provided to Trustee in connection with the transaction effected hereunder or under any Trust Regular Interest Supplement, in each case whether in the form of documents, reports, lists, tapes, discs or any other form, shall be “Confidential Information.”  Trustee and its agents, representatives or employees shall at all times maintain the confidentiality of all Confidential Information and shall not, without the prior written consent of RFS Holding, Inc. or RFS Holding, L.L.C., as applicable, disclose to third parties (including Holders) or use such information to compete or assist any other Person in competing with RFS Holding, Inc. or RFS Holding, L.L.C. or in any manner whatsoever, in whole or in part, except as expressly permitted under this Agreement or under any Trust Regular Interest Supplement or as required to fulfill an obligation of Trustee under this Agreement or under any Trust Regular

Interest Supplement, in which case such Confidential Information shall be revealed only to the extent expressly permitted or only to Trustee’s agents, representatives and employees who need to know such Confidential Information to the extent required for the purpose of fulfilling an obligation of Trustee under this Agreement or under any Trust Regular Interest Supplement.  Notwithstanding the above, Confidential Information may be disclosed to the extent required by law, statute, rule, regulation or legal process (including any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Trustee or an affiliate or an officer, director, employee or shareholder thereof is a party), provided that Trustee gives prompt written notice to RFS Holding, Inc. or RFS Holding, L.L.C., as applicable, of the nature and scope of such disclosure.  Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than RFS Holding, Inc. or RFS Holding, L.L.C., (ii) disclosure of any and all information (A) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Trustee’s business or that of its affiliates, (B) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated herein approved in advance by RFS Holding, Inc. or RFS Holding, L.L.C. or (C) to any affiliate, independent or internal auditor, or attorney of the Trustee having a need to know the same, provided that the Trustee executes a written confidentiality agreement with such recipient substantially in the form of this Section 6.8, or (iv) any other disclosure authorized by RFS Holding, Inc. or RFS Holding, L.L.C..

ARTICLE VII

CONCERNING THE TRUSTEE

Section 7.1             Acceptance of Trusts and Duties.  The Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only in accordance with the terms of this Agreement.  The Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of the Related Documents and this Agreement.  The Trustee shall not be answerable or accountable hereunder or under any Related Document under any circumstances, except: (i) for its own willful misconduct or gross negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Trustee.  In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a)     the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer of the Trustee unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(b)     the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator, the Holder of the Owner Interest Certificate or the Required Parties delivered in accordance with the terms of this Agreement;

(c)     no provision of this Agreement or any Related Document shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Related Document, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d)     under no circumstances shall the Trustee be liable for indebtedness evidenced by or arising under any of the Related Documents, including the principal of and interest on the Notes or any representation, warranty or covenant of the Trust;

(e)     the Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by RFS Holding, Inc. or RFS Holding, L.L.C. or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Related Documents, other than the certificate of authentication and the Trustee’s signature on the Certificates, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the Related Documents;

(f)      the Trustee shall not be liable for the default or misconduct of the Administrator, RFS Holding, Inc., the Servicer or any other Person under any of the Related Documents or otherwise and the Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Related Documents that are required to be performed by the Administrator under the Administration Agreement or the Servicer under the Related Documents, and Trustee shall have no obligation to monitor such persons with respect to such obligations;

(g)     the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Related Document, at the request, order or direction of any of the Required Parties unless such Required Parties have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee therein or thereby.  The right of the Trustee to perform any discretionary act enumerated in this Agreement or in any Related Document shall not be construed as a duty, and the Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act; and

(h)     to the extent that, at law or in equity, Trustee has duties and liabilities relating thereto to any Person, such Persons agree that those duties and liabilities are replaced by the terms of this Agreement.

Section 7.2             Furnishing of Documents.  The Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, and at the expense of the Certificateholders, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trustee under the Related Documents.

Section 7.3             Representations and Warranties.  The Trustee hereby represents and warrants to RFS Holding, Inc., for the benefit of the Certificateholders, that:

(a)     it is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement,

(b)     it has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf,

(c)     the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Trustee, or any indenture, agreement or other instrument to which the Trustee is a party or by which it is bound; or violate any Federal or state law governing the banking or trust powers of the Trustee; or violate any order, rule or regulation applicable to the Trustee of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Trustee or its properties, and

(d)     this Agreement, assuming due authorization, execution and delivery by RFS Holding, L.L.C. and RFS Holding, Inc., constitutes a valid, legal and binding obligation of the Trustee, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

Section 7.4             Reliance; Advice of Counsel.  (a)  Except to the extent otherwise provided in Section 7.1, the Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper (whether in its original or facsimile form) believed by it to be genuine and believed by it to be signed by the proper party or parties.  The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president, any vice president, the treasurer or other authorized officers of the relevant party as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)     In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Related Documents, the Trustee: (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it.  The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons.

Section 7.5             Not Acting in Individual Capacity.  Except as provided in this Article VII, in accepting the trusts hereby created Deutsche Bank Trust Company Delaware acts solely as Trustee hereunder and not in its individual capacity and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Agreement or any Related Document shall look only to the Trust Estate for payment or satisfaction thereof.

Section 7.6             Trustee Not Liable for Certificates or Receivables.  The recitals contained herein and in the Certificates (other than the signature and counter-signature of the Trustee on the Certificates) shall be taken as the statements of RFS Holding, Inc. and RFS Holding, L.L.C., and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Related Document, of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of the Notes, or of any Receivable or related documents.  The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Lender under the Funding Agreement, including: (a) the existence, condition and ownership of any Receivable, (b) the existence and enforceability of any insurance thereon, (c) the existence and contents of any Receivable on any computer or other record thereof, (d) the validity of the assignment of any Receivable to the Trust or of any intervening assignment, (e) the completeness of any Receivable, (f) the performance or enforcement of any Receivable, and (g) the compliance by RFS Holding, Inc. or the Servicer with any warranty or representation made under any Related Document or the accuracy of any such warranty or representation or any action of the Administrator or the Servicer or any subservicer taken in the name of the Trustee.

Section 7.7             Trustee May Not Own Notes.  The Trustee shall not, in its individual capacity, but may in a fiduciary capacity, become the owner or pledgee of Notes or otherwise extend credit to the Trust.  The Trustee may otherwise deal with RFS Holding, Inc., the Administrator and the Servicer with the same rights as it would have if it were not the Trustee.

ARTICLE VIII

COMPENSATION OF TRUSTEE

Section 8.1             Trustee’s Fees and Expenses.  The Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between GECS and the Trustee pursuant to the Existing Trust Agreement, and the Trustee shall be entitled to be reimbursed by RFS Holding, Inc. for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

Section 8.2             Indemnification.  RFS Holding, Inc. shall be liable as primary obligor for, and shall indemnify the Trustee and its successors, assigns and agents (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may at any time be imposed on, incurred by or asserted against the Trustee or any other Indemnified Party in any way relating to or arising out of this Agreement, the Related Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Trustee hereunder, except only that RFS Holding, Inc. shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from: (a) such Indemnified Party’s willful misconduct or gross negligence or (b) with respect to the Trustee, the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Trustee.  The indemnities contained in this Section shall survive the resignation or termination of the Trustee or the termination of this Agreement.

In the event any proceeding (including any governmental investigation) shall be instituted involving any Indemnified Party pursuant to the preceding paragraph, such person shall promptly notify RFS Holding, Inc. in writing and RFS Holding, Inc. shall have the option to assume the defense thereof, including the retention of counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding upon delivery to RFS Holding, Inc. of demand therefor.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless

(i) RFS Holding, Inc. has failed to assume the defense thereof, (ii) RFS Holding, Inc. and the Indemnified Party shall have mutually agreed to the retention of such counsel or (iii) the named parties to any such proceeding (including any impleaded parties) include both RFS Holding, Inc. and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that RFS Holding, Inc. shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties.  RFS Holding, Inc. shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, RFS Holding, Inc. agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.  RFS Holding, Inc. shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

Section 8.3             Payments to the Trustee.  Any amounts paid to the Trustee pursuant to this Article VIII shall be deemed not to be a part of the Trust Estate immediately after such payment.

ARTICLE IX

TERMINATION OF TRUST AGREEMENT

Section 9.1             Termination of Trust Agreement.  (a)  If all outstanding interest, fees and other amounts under the Funding Agreement have been paid and upon the earlier of (i) the Payment Date (as defined in the Funding Agreement) on which the Borrowing Base decreases to zero or, (ii) the date on which the outstanding Advances have been reduced to zero (the “Funding Agreement Termination Date”) if at such time no Additional Trust Regular Interest Certificate has been issued and has a positive Ownership Amount, the Trust shall dissolve, and the Trust Estate shall automatically, and without the necessity of further action by any Person, be distributed to the Holder of the Note Trust Certificate.  If any Additional Trust Regular Interest Certificate has been issued and has a positive Ownership Amount on the Funding Agreement Termination

Date, then dissolution of the Trust shall be governed by the applicable Trust Regular Interest Supplement. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not: (x) operate to dissolve or terminate this Agreement or the Trust, (y) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b)           Except as provided in Section 9.1(a), neither RFS Holding, Inc. nor any Certificateholder shall be entitled to dissolve, revoke or terminate the Trust.

(c)           Upon the dissolution of the Trust and the payment of all liabilities of the Trust in accordance with applicable law and upon written direction from the holder of the Owner Interest Certificate, the Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 (or successor section) of the Trust Statute, at which time the Trust and this Agreement (other than Article VIII) shall terminate.  The Trustee shall assign and convey to the Note Trust or any of its designees, without recourse, representation or warranty, all right, title and interest of Trustee in the Trust Estate and all proceeds thereof.  Trustee shall execute and deliver such instruments of transfer and hereby authorizes, to the extent provided in applicable law, the filing without its signature of UCC termination statements, in each case without recourse, as shall reasonably be requested in writing by the Holder of the Owner Interest Certificate to vest in the Holder of the Note Trust Certificate all rights, title and interest that Trustee had in the Trust Estate and such other property.

ARTICLE X

SUCCESSOR TRUSTEES AND ADDITIONAL TRUSTEES

Section 10.1           Eligibility Requirements for Trustee.  The Trustee shall at all times: (a) be authorized to exercise corporate trust powers, (b) be a “bank” within the meaning of the Investment Company Act of 1940, have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by Federal or State authorities, and (c) have (or have a parent that has) a rating of at least “Baa3” by Moody’s or at least “BBB-” by S&P.  If such corporation shall publish reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  At all times, at least one Trustee of the Trust shall satisfy the requirements of Section 3807(a) of the Trust Statute.  In case at any time the Trustee shall cease to be eligible in accordance with this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

Section 10.2           Resignation or Removal of Trustee.  The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator.  Upon receiving such notice of resignation, the Administrator, on behalf of the Trust, shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee.  If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee shall cease to be eligible in accordance with Section 10.1 and shall fail to resign after written request therefor by the Administrator, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator, on behalf of the Trust, may remove the Trustee.  If the Administrator, on behalf of the Trust, shall remove the Trustee under the authority of the preceding sentence, the Administrator, on behalf of the Trust, shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Trustee so removed and one copy to the successor Trustee, and pay all fees owed to the outgoing Trustee.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to this Section shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Trustee.  The Administrator shall provide notice of such resignation or removal of the Trustee to each of the Rating Agencies.

Section 10.3           Successor Trustee.  Any successor Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Administrator and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as the Trustee.  The predecessor Trustee shall upon payment of its fees and expenses deliver to the successor Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 10.1.

Upon acceptance of appointment by a successor Trustee pursuant to this Section, the Administrator shall mail notice of such appointment to all Certificateholders, the Operating Agent and the Rating Agencies.  If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Administrator.

Section 10.4           Merger or Consolidation of Trustee.  Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided, such corporation shall be eligible pursuant to Section 10.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; and provided further, that the Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

Section 10.5           Appointment of Co-Trustee or Separate Trustee.  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Receivable may at the time be located, the Administrator, on behalf of the Trust, and the Trustee acting jointly shall have the power and may execute and deliver all instruments to appoint one or more Person(s) approved by the Trustee to act as co-trustee(s), jointly with the Trustee, or separate trustee(s), of all or any part of the Trust Estate, and to vest in such Person(s), in such capacity and for the benefit of the Certificateholders, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator, on behalf of the Trust, and the Trustee may consider necessary or desirable.  If the Administrator, on behalf of the Trust, shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)            all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act(s) are to be performed, the Trustee shall be incompetent or unqualified to perform such act(s), in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)           no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii)          the Administrator, on behalf of the Trust, and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Each such instrument shall be filed with the Trustee and a copy thereof given to the Administrator.

Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

The Trustee shall have no obligation to determine whether a co-trustee or separate trustee is legally required in any jurisdiction in which any part of the Trust Estate may be located.

ARTICLE XI

MISCELLANEOUS

Section 11.1           Amendment; Waiver of Past Defaults.  (a) This Agreement or any Trust Regular Interest Supplement may be amended from time to time (including in connection with (i) adding covenants, restrictions or conditions applicable to the rights, responsibilities or duties of RFS Holding, Inc. or the Holder of the Owner Interest Certificate, such further covenants, restrictions or conditions as the Board of Directors of RFS Holding, Inc. and Trustee shall consider to be for the benefit or protection of the Holders, (ii) curing any ambiguity or correcting or supplementing any provision contained herein or in any Trust Regular Interest Supplement which may be defective or inconsistent with any other provision contained herein or in any Trust Regular Interest Supplement or to surrender any right or power conferred upon RFS Holding, Inc. or the Holder of the Owner Interest Certificate, or (iii) the provision of additional Enhancement for the benefit of Holders of any Additional Trust Regular Interest) by RFS Holding, Inc., the Holder of the Owner Interest Certificate and Trustee without consent of the Required Parties as provided for in the applicable Trust

Regular Interest Supplement, provided that (x) RFS Holding, Inc. shall have delivered to Trustee an Officer’s Certificate to the effect that RFS Holding, Inc. reasonably believes that such action shall not adversely affect in any material respect the interests of any Holder, (y) the Rating Agency Condition shall have been satisfied with respect to any such amendment and (z) a Tax Opinion is delivered in connection with any such amendment.

(b)     This Agreement or any Trust Regular Interest Supplement may also be amended from time to time by RFS Holding, Inc., the Holder of the Owner Interest Certificate and Trustee, with the consent of the Required Parties for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Trust Regular Interest Supplement or of modifying in any manner the rights of the Holders.

(c)     Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), Trustee shall furnish notification of the substance of such amendment to each Required Party; and RFS Holding, Inc. shall furnish prior notification of the substance of such amendment to each Rating Agency.

(d)     It shall not be necessary for the consent of Required Parties under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable requirements as Trustee may prescribe.

(e)     Any Trust Regular Interest Supplement executed in accordance with the provisions of Section 3.9 shall not be considered an amendment to this Agreement for the purposes of this Section.

(f)      The Required Parties may, on behalf of all related Holders, waive any default by RFS Holding, Inc. or RFS Holding, L.L.C. in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Holders or to make any required deposits of any amounts to be so distributed.  Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 11.2           No Legal Title to Trust Estate in Certificateholders.  The Certificateholders shall not have legal title to any part of the Trust Estate.  The Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX.  No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders in, to and under their ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

Section 11.3           Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the Trustee, RFS Holding, L.L.C.. and the Certificateholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein, except that the Required Parties shall be express third-party beneficiaries with respect to the rights expressly provided to them herein.

Section 11.4           Notices.  (a)  Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing, personally delivered or mailed by certified mail, postage prepaid and return receipt requested, and shall be deemed to have been duly given upon receipt: (i) if to the Trustee, addressed to Deutsche Bank Trust Company Delaware, c/o Deutsche Bank Trust Company Americas, Corporate Trust & Agency Services, 60 Wall Street, 26th Floor - MS NYC60-2606, New York, New York, 10005, and (ii) if to RFS Holding, Inc., addressed to c/o General Electric Capital Services, Inc., 1600 Summer Street, 6th Floor, Stamford, CT 06927 , Attention: Manager of Finance - Securitization; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party.

(b)     Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.5           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.6           Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.7           Successors and Assigns.  All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, RFS Holding, Inc. and its successors, the Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided.  Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

Section 11.8           No Petition.  (a)  The Trustee on behalf of the Trust, by entering into this Agreement and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against RFS Holding, L.L.C. or the Trust, or join in any institution against RFS Holding, L.L.C. or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or State bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the Related Documents; provided that nothing in this paragraph shall preclude, or be deemed to estop, the Trustee or any Certificateholder from taking any action prior to the expiration of the applicable preference period in any involuntary proceeding filed or commenced against RFS Holding, L.L.C. or the Trust by a Person other than the Trustee or such Certificateholder or to otherwise limit any claims that the Trustee or any Certificateholder may have against RFS Holding, L.L.C. or the Trustee.

(b)           Without prejudice to the survival of any other agreement of the parties hereunder, the agreements and obligations of the Trustee and each Certificateholder contained in this Section 11.8 shall survive the termination of this Agreement.

Section 11.9           No Recourse.  Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder’s Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of RFS Holding, Inc., RFS Holding, L.L.C., the Servicer, the Administrator, the Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the Related Documents.

Section 11.10        Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 11.11        GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.12        Administrator.  RFS Holding, Inc. and Trustee acknowledge that the Administrator is authorized to execute on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to this Agreement and the Related Documents.  Upon written request, the Trustee shall execute and deliver to the Administrator a power of attorney appointing the Administrator its agent and attorney-in-fact to execute all such documents, reports, filings, instruments, certificates and opinions.

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY DELAWARE
as Trustee

By:	/s/ Elizabeth B. Ferry
Name: Elizabeth B. Ferry
Title: Assistant Vice President

Rfs Holding, Inc.

By:	/s/ Iain J. Mackay
Name: Iain J. Mackay
Title: Chief Financial Officer

RFS Holding, L.L.C.

By:	/s/ Iain J. Mackay
Name: Iain J. Mackay
Title: Chief Financial Officer and Manager

S-1

EXHIBIT A
to Trust Agreement

FORM OF OWNER INTEREST CERTIFICATE

REGISTERED
NUMBER R-

THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN.

RFS FUNDING TRUST CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of credit card receivables sold to the Trust by Monogram Credit Card Bank of Georgia and RFS Holding, L.L.C..

(This Certificate does not represent an interest in or obligation of General Electric Capital Services, Inc., General Electric Capital Corporation, Monogram Credit Card Bank of Georgia or General Electric Company, or any of their respective affiliates, except to the extent described below.)

THIS CERTIFIES THAT RFS HOLDING, L.L.C. is the registered owner of a nonassessable, fully-paid, undivided interest in the RFS Funding Trust (the “Trust”) formed by General Electric Capital Services, Inc., a Delaware corporation (“GECS”).

The Trust was created pursuant to a Trust Agreement dated as of December 19, 2002 among GECS, RFS HOLDING, L.L.C. and DEUTSCHE BANK TRUST COMPANY DELAWARE, as trustee (the “Trustee”), as amended and restated by the Amended and Restated Trust Agreement dated as of June 27, 2003 (as so amended and restated, the “Trust Agreement”) among RFS HOLDING, INC., RFS HOLDING, L.L.C. and the Trustee.  To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.  This Certificate is the duly authorized Certificate designated as “Owner Interest Certificate” issued under and subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which holder is bound.

The Certificateholder, by its acceptance of this Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or State bankruptcy or similar law in connection with any obligations relating to any of the Related Documents.

Pursuant to Section 14.1(e) of the Funding Agreement, the Owner Interest Certificates may not be acquired by any Person who is not an Eligible Corporation.  By accepting and holding this Certificate, the Holder shall be deemed to have represented and warranted that it is an Eligible Corporation.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Funding Agreement or be valid for any purpose.

This Certificate shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Certificate to be duly executed.

RFS Funding Trust

By: Deutsche Bank Trust Company Delaware, not in its individual capacity, but solely as Trustee

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

Deutsche Bank Trust Company Delaware,
as Trustee

By:
Authorized Officer

Date: [ ], 200[ ]

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:		*
Signature Guaranteed:

*

*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever.  Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

EXHIBIT B
to Trust Agreement

FORM OF NOTE TRUST CERTIFICATE

REGISTERED
NUMBER R-

THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN.

RFS FUNDING TRUST CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of credit card receivables sold to the Trust by Monogram Credit Card Bank of Georgia and RFS Holding, L.L.C..

(This Certificate does not represent an interest in or obligation of General Electric Capital Services, Inc., General Electric Capital Corporation, Monogram Credit Card Bank of Georgia or General Electric Company, or any of their respective affiliates, except to the extent described below.)

THIS CERTIFIES THAT _________________ is the registered owner of a nonassessable, fully-paid, undivided interest in the RFS Funding Trust (the “Trust”) formed by General Electric Capital Services, Inc., a Delaware corporation (“GECS”).

The Trust was created pursuant to a Trust Agreement dated as of December 19, 2002 among GECS, RFS HOLDING, L.L.C. and DEUTSCHE BANK TRUST COMPANY DELAWARE, as trustee (the “Trustee”), as amended and restated by the Amended and Restated Trust Agreement dated as of June 27, 2003 (as so amended and restated, the “Trust Agreement”) among RFS HOLDING, INC., RFS HOLDING, L.L.C. and the Trustee.  To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.  This Certificate is the duly authorized Certificate designated as “Note Trust Certificate” issued under and subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which holder is bound.

The Certificateholder, by its acceptance of this Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or State bankruptcy or similar law in connection with any obligations relating to any of the Related Documents.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Funding Agreement or be valid for any purpose.

This Certificate shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Certificate to be duly executed.

RFS Funding Trust

By: Deutsche Bank Trust Company Delaware, not in its individual capacity, but solely as Trustee

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

Deutsche Bank Trust Company Delaware,
as Trustee

By:
Authorized Officer

Date: [ ], 200[ ]

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:		*
Signature Guaranteed:

*

*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever.  Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

EXHIBIT C
to Trust Agreement

CERTIFICATE OF TRUST
OF
RFS FUNDING TRUST

This Certificate of Trust of RFS Funding Trust (the “Trust”), is being duly executed and filed by [Trustee Name], a [                                           ], as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del.  C.  §3801, et seq.).

1.             Name.  The name of the statutory trust being formed hereby is RFS Funding Trust.

2.             Delaware Trustee.  The name and business address of the trustee of the Trust in the State of Delaware are [Trustee Name], [Address].

3.             Effective Date.  This Certificate of Trust shall be effective as of its filing.

C-1

IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

Deutsche Bank Trust Company Delaware not in its individual capacity, but solely as trustee under a Trust Agreement dated as of [ ], 200[ ]

By:
Name:
Title:

C-2

EXHIBIT D

to Trust Agreement

CERTIFICATE OF CONVERSION TO A STATUTORY TRUST

OF

RFS FUNDING INCORPORATED

TO

RFS FUNDING TRUST

This Certificate of Conversion to Statutory Trust (the “Certificate of Conversion”), dated as of December    , 2002, is being duly executed and filed by RFS Funding Incorporated, a Delaware corporation (the “Corporation”), and Deutsche Bank Trust Company Delaware, not in its individual capacity but solely as trustee of RFS Funding Trust, a Delaware statutory trust (the “Trust”), to convert the Corporation to the Trust, under the Delaware Statutory Trust Act (12 Del.  C.  § 3801, et seq.) (the “Trust Act”) and the General Corporation Law of the State of Delaware (8 Del.  C.  § 101, et seq.) (the “DGCL”).

1.             The name of the Corporation when it was originally incorporated and immediately prior to the filing of this Certificate of Conversion was RFS Funding Incorporated.

2.             The Corporation filed its original certificate of incorporation with the Secretary of State of the State of Delaware and was first incorporated on September 18, 1997 in the State of Delaware, and was incorporated in the State of Delaware immediately prior to the filing of this Certificate of Conversion.

3.             The name of the statutory trust into which the Corporation shall be converted is RFS Funding Trust, as set forth in the Certificate of Trust of RFS Funding Trust filed in accordance with the Trust Act.

4.             The conversion of the Corporation to the Trust (the “Conversion”) has been approved by the board of directors and the stockholders of the Corporation in accordance with the provisions of Sections 228 and 266 of the DGCL.

5.             The Conversion shall be effective upon the filing of this Certificate of Conversion and the Certificate of Trust of RFS Funding Trust with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Conversion as of the ____ day of December, 2002.

RFS FUNDING INCORPORATED	DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity but solely as trustee of RFS Funding Trust
By
Name:	By:
Name:

EXHIBIT E

to Trust Agreement

FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

Deutsche Bank Trust Company Delaware,
as Trustee

By:
Authorized Officer

Date: [ ], 200[ ]

E-1